EXHIBIT 99.2
90-92 Main Street, P.O. Box 58
Wellsboro, PA 16901
Phone: (570) 724-3411 Fax: (570) 723-8097
E-Mail: cnemail@cnbankpa.com Web Page: http://www.cnbankpa.com
Stock Symbol: CZNC

Chartered 1864	FEDERAL DEPOSIT INSURANCE CORP

September 30, 2006	QUARTERLY REPORT
Dear Shareholder:
Fortunately, the increases in the Fed Funds rate have not continued through the third quarter. This is good news for your company, which has had its costs of funds increase substantially over the past two years. The interest rate curve continues to be flat or slightly inverted providing little opportunity to leverage our capital position with additions to our fixed income securities portfolio.
The operating results for the third quarter are a combination continued successes and diminishing interest rate spread and margin. Since 2005, net loans have grown 4.81% and we have reduced available-for-sale securities by nearly 18%. The loan increase is mostly responsible for the 6.25% ($2.8 million] increase in interest and dividend income. Deposits have not increased significantly and we have reduced borrowings by $54 million. Yet interest expense increased 22.3% [$4.1 million]. The result is a 4.9% [$1.3 million] reduction in the interest margin. We have been able to reduce our provision for loan losses due to the reconciliation of some larger problem credits and improved credit quality. Other income is growing and we were able to supplement operating income with some gains from our equity portfolios.
The Trust and Financial Management Group have increased assets-under-management by 22% to nearly a half a billion dollars. Increased income from that department is responsible for a significant portion of the increase in other income.
First State Bank celebrated a reopening of the expanded South Hornell office on October 4th. The branch was expanded to house a fulltime consumer lender. We believe this move will help grow both loans and deposits for First State.

Craig G. Litchfield Chairman, President & CEO

CITIZENS & NORTHERN CORPORATION
BOARD OF DIRECTORS
Craig G. Litchfield   Chairman of the Board

Dennis F. Beardslee	Leo F. Lambert
R. Robert DeCamp	Edward L. Learn
Jan E. Fisher	Edward H. Owlett, III
R. Bruce Haner	Leonard Simpson
Susan E. Hartley	James E. Towner
Karl W. Kroeck	Ann M. Tyler
CITIZENS & NORTHERN BANK
OFFICES

428 S. Main Street, ATHENS, PA 18810	570-888-2291
111 Main Street, DUSHORE, PA 18614	570-928-8124
Main Street, EAST SMITHFIELD, PA 18817	570-596-3131
104 Main Street, ELKLAND, PA 16920	814-258-5111
230-232 Railroad Street, JERSEY SHORE, PA 17740	570-398-4555
102 E. Main Street, KNOXVILLE, PA 16928	814-326-4151
Main Street, LAPORTE, PA 18626	570-946-4011
Main Street, LIBERTY, PA 16930	570-324-2331
1085 S. Main Street, MANSFIELD, PA 16933	570-662-1111
RR 2 Box 3036, MONROETON, PA 18832	570-265-2157
3461 Rte.405 Highway, MUNCY, PA 17756	570-546-6666
Thompson Street, RALSTON, PA 17763	570-995-5421
1827 Elmira Street, SAYRE, PA 18840	570-888-2220
2 E. Mountain Ave., SO. WILLIAMSPORT, PA 17702	570-601-3016
41 Main Street, TIOGA, PA 16946	570-835-5236
428 Main Street, TOWANDA, PA18848	570-265-6171
Court House Square, TROY, PA 16947	570-297-2159
90-92 Main Street, WELLSBORO, PA 16901	570-724-3411
130 Court Street, WILLIAMSPORT, PA 17701	570-320-0100
1510 Dewey Ave., WILLIAMSPORT, PA 17702	570-323-9305
Route 6, WYSOX, PA 18854	570-265-9148
TRUST & FINANCIAL MANAGEMENT GROUP

90-92 Main Street, Wellsboro, PA 16901	800-487-8784
428 Main Street, Towanda, PA 18848	888-987-8784
503 N. Elmira Street, Sayre, PA 18840	888-760-8192
3461 Rte 405 Highway, Muncy, PA 17756	570-546-6666
130 Court Street, Williamsport, PA 17701	570-601-6000

ACCOUNT SERVICES - 90-92 Main St., Wellsboro, PA 16901	800-726-2265
BANKCARD SERVICES - 10 Nichols St., Wellsboro PA 16901	800-676-6639
CASH MANAGEMENT / INTERNET BANKING — 10 Nichols St., Wellsboro, PA 16901	570-724-0266
www.cnbankpa.com
FUNDS MANAGEMENT — 10 Nichols St., Wellsboro, PA 16901	800-577-9397
www.fmt@cnbankpa.com
C&N FINANCIAL SERVICES CORPORATION — 90-92 Main Street, Wellsboro, PA	866-ASK-CNFS
www.cnfinancialservices.com
CANISTEO VALLEY CORPORATION

3 Main Street, Canisteo, NY 14823	607-698-4295
FIRST STATE BANK
OFFICES

3 Main Street, CANISTEO, NY 14823	607-698-4295
6250 County Route 64, HORNELL, NY 14843	607-324-4081
www.fsbcanisteo.com

CONSOLIDATED STATEMENT OF INCOME
(In Thousands, Except Per Share Data) (Unaudited)

	3 MONTHS ENDED		9 MONTHS ENDED
	SEPT		SEPT
	2006	2005	2006	2005
	(Current)	(Prior Yr)	(Current)	(Prior Yr)

Interest and Dividend Income	$16,152	$15,571	$47,999	$45,172
Interest Expense	7,833	6,426	22,677	18,538

Interest Margin	8,319	9,145	25,322	26,634
Provision for Loan Losses	191	375	491	1,125

Interest Margin After Provision for Loan Losses	8,128	8,770	24,831	25,509
Other Income	2,184	2,149	5,910	5,741
Realized Gains on Securities, Net	1,602	393	4,250	2,388
Other Expenses	7,640	7,303	23,459	21,604

Income Before Income Tax Provision	4,274	4,009	11,532	12,034
Income Tax Provision	1,016	722	2,255	2,154

NET INCOME	$3,258	$3,287	$9,277	$9,880

PER SHARE DATA (**):
Net Income — Basic	$0.40	$0.40	$1.12	$1.19
Net Income — Diluted	$0.39	$0.39	$1.12	$1.18
Dividend Per Share	$0.24	$0.23	$0.72	$0.69
Number Shares Used in Computation — Basic	8,240,036	8,297,519	8,272,449	8,288,502
Number Shares Used in Computation — Diluted	8,261,940	8,365,924	8,299,886	8,353,004
CONSOLIDATED BALANCE SHEET
(In Thousands, Except Per Share Data) (Unaudited)

	SEPT. 30,	SEPT. 30,
	2006	2005
ASSETS
Cash & Due from Banks	$21,373	$31,833
Available-for-Sale Securities	368,481	449,059
Loans, Net	668,348	637,646
Intangible Assets	3,287	3,470
Other Assets	63,798	61,591

TOTAL ASSETS	$1,125,287	$1,183,599

LIABILITIES
Deposits	$756,372	$753,008
Repo Sweep Accounts	27,629	29,805

Total Deposits and Repo Sweeps	784,001	782,813
Borrowed Funds	204,320	258,499
Other Liabilities	7,235	10,819

TOTAL LIABILITIES	995,556	1,052,131

SHAREHOLDERS’ EQUITY
Shareholders’ Equity, Excluding Net Unrealized Gains/Losses on Available-for sale Securities	128,431	125,958
Net Unrealized Gains/Losses on Available- for-sale Securities (*)	1,300	5,510

TOTAL SHAREHOLDERS’ EQUITY	129,731	131,468

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$1,125,287	$1,183,599

CONSOLIDATED FINANCIAL HIGHLIGHTS
 (In Thousands, Except Per Share Data)
(Unaudited)

	9 MONTHS ENDED		%
	SEPT.		INCREASE
	2006	2005	(DECREASE)
EARNINGS PERFORMANCE
Net Income	$9,277	$9,880	-6.10%
Return on Average Assets	1.09%	1.16%	-6.03%
Return on Average Assets, Excluding Unrealized Gains/Losses on Available-for-Sale Securities (***)	1.09%	1.17%	-6.84%
Return on Average Equity	9.49%	9.95%	-4.62%
Return on Average Equity, Excluding Unrealized Gains/Losses on Available-for-Sale Securities (***)	9.66%	10.62%	-9.04%

BALANCE SHEET HIGHLIGHTS
Total Assets	$1,125,287	$1,183,599	-4.93%
Available-for-Sale Securities	368,481	449,059	-17.94%
Loans (Net)	668,348	637,646	4.81%
Allowance for Loan Losses	8,095	7,643	5.91%
Deposits and Repo Sweep Accounts	784,001	782,813	0.15%
Trust Assets Under Management	494,234	404,899	22.06%

SHAREHOLDERS’ VALUE (PER SHARE) (**)
Net Income — Basic	$1.12	$1.19	-5.88%
Net Income — Diluted	$1.12	$1.18	-5.08%
Dividends	$0.72	$0.69	4.35%
Book Value	$15.80	$15.83	-0.19%
Book Value, Excluding Unrealized Gains/Losses on Available-for- sale Securities (***)	$15.65	$15.17	3.16%
Market Value (Last Trade)	$22.43	$26.70	-15.99%
Market Value / Book Value	141.96%	168.67%	-15.84%
Market Value / Book Value, Excluding Unrealized Gains/Losses on Available-for-Sale Securities (***)	143.32%	176.01%	-18.57%
Price Earnings Multiple	15.02	16.83	-10.75%
Dividend Yield	4.28%	3.45%	24.06%

SAFETY AND SOUNDNESS
Tangible Equity / Tangible Assets, Excluding Unrealized Gains/Losses on Available-for-Sale Securities (***)	11.17%	10.45%	6.89%
Nonperforming Assets / Total Assets	0.77%	0.63%	22.22%
Allowance for Loan Losses / Total Loans	1.20%	1.18%	1.69%
Risk Based Capital Ratio	18.22%	17.44%	4.47%

AVERAGE BALANCES
Average Assets	$1,137,968	$1,136,432	0.14%
Average Assets, Excluding Unrealized Gains/Losses on Available-for-sale Securities	1,134,580	1,123,609	0.98%
Average Equity	130,279	132,356	-1.57%
Average Equity, Excluding Unrealized Gains/Losses on Available-for-sale Securities	128,035	124,090	3.18%

(*)	Net unrealized gains/losses on available-for-sale securities are presented as “Accumulated Other Comprehensive Income” in the annual and quarterly financial statements filed with the Securities and Exchange Commission.

(**)	For purposes of per share calculations, the market value and number of outstanding shares have been retroactively adjusted for the effects of 1% stock dividends issued in January of each year presented.

(***)	Generally accepted accounting principles (“GAAP”) require that available-for-sale securities be reported at fair value, with unrealized gains and losses excluded from earnings and reported separately through shareholders’ equity, net of tax. Management believes there is an inherent mismatch between the income statement and balance sheet related to unrealized gains/losses that may create a material inconsistency in the calculation of earnings-based ratios. Further, the amount of unrealized gains or losses may vary widely from period-to-period, depending on the financial markets as a whole and interest rate movements. Therefore, management has provided these “non-GAAP” ratios because we believe they provide meaningful information for evaluating the Corporation’s financial position and results of operations.